Exhibit 1.06

Investor Relations	Media Relations
Monish Bahl	Lorretta Gasper
CDC Corporation	CDC Software
678-259-8510	678-259-8631
mbahl@cdcsoftware.com	lgasper@cdcsoftware.com

CDC Software Acquires computility, a Cloud-Based SaaS Solution To Be

Added To Its CDC gomembers platform for the Not-for Profit Market

SHANGHAI, ATLANTA, Feb. 24, 2010 — CDC Software Corporation (NASDAQ: CDCS), a global provider of enterprise software applications and services, today announced it completed the acquisition of computility, a software as a service (SaaS) web-based association and membership management software solution, from privately held Alliance Technologies Inc., as part of its previously announced strategy to expand CDC Software’s offerings in the growing on-demand software market.

The computility solution will be integrated into the CDC gomembers enterprise product line and will add new functionality to that platform with an association management software solution featuring integrated web modules and web collaboration tools for Not-For-Profit (NFP) organizations. This solution, used by more than 100 NFP customers throughout the U.S., automates processes including membership, events services, communications and financials.

CDC Software acquired gomembers at the end of 2009 and offers SaaS and on-premise enterprise solutions for Not-For-Profit and Non-Governmental Organizations (NGO) market. The CDC gomembers platform is at the center of CDC Software’s strategy to acquire complimentary SaaS solutions targeting the NFP and NGO market. CDC Software also offers comprehensive on-premise and SaaS solutions for manufacturing, distribution, and retail industries including eCommerce, enterprise requirements planning (ERP), supply chain management (SCM), customer relationship management (CRM).

“We are extremely excited to complete the acquisition of computility,” said Paul Plaia III, president of CDC gomembers. “It will add additional web functionality to the CDC gomembers solution and we believe it will provide one of the leading on-demand solutions for NFP organizations. We plan to continue acquiring more companies like these as we build scale and expand globally in the key NFP/NGO vertical market. We are also very delighted to welcome the computility customers and professional staff to the CDC Software family.”

According to Bruce Cameron, president of CDC Software, “The computility acquisition fits strategically, as well as meets our disciplined acquisition criteria. CDC Software is committed to expanding our SaaS solutions for NFP/NGO market and our eCommerce offerings in the growing Cloud computing space. Our corporate goal is to grow our recurring SaaS revenue stream, along with sticky maintenance revenue from our on-premise customers, to about 70 percent of our total revenue over next few years. Therefore, we plan to continue to make more investments in the SaaS market to further expand our solution offering in this growing market.”

CDC Software’s software as a service and on-demand expansion strategy is centered around several recent acquisitions: CDC gomembers, a provider of SaaS enterprise solutions for the NFP and NGO market and CDC Truition eCommerce, an on demand e-Commerce platform for retailers and brand manufacturers. These acquisitions, as well as past ones, are also part of CDC Software’s “acquire, integrate, innovate and grow” strategy. This corporate strategy is fueled by its global scalable business and technology infrastructure that includes multiple complementary applications and services, domain expertise in vertical markets, cost effective solution engineering centers in India and China and a worldwide network of direct sales and channel operations. By leveraging this global infrastructure, CDC Software has achieved a successful track record of integrating software companies that typically match a subscale profile and fit synergistically as well as add new functionality within CDC Software’s strategic product roadmap. CDC Software’s business and technology infrastructure also help integrate its acquisitions by driving more cross-sell synergy to its 6,000 customers globally, eliminating redundant expenses, streamlining efficiencies and positioning these businesses for organic growth and profitability.

About CDC Software

CDC Software (NASDAQ: CDCS), The Customer-Driven Company™, is a provider of enterprise software applications and a full range of services designed to help organizations deliver a superior customer experience, while increasing efficiencies and profitability. Leveraging a service-oriented architecture (SOA), CDC Software offers multiple delivery options for their solutions including on-premise, hosted, cloud-based Software as a Service (SaaS) or blended-hybrid deployment offerings. CDC Software’s solutions include enterprise requirements planning (ERP), manufacturing operations management, enterprise manufacturing intelligence, supply chain management (demand management, order management and warehouse and transportation management), e-Commerce, human capital management, customer relationship management (CRM), complaint management and aged care solutions.

CDC Software’s recent acquisitions are part of its “acquire, integrate, innovate and grow” strategy. Fueling the success of this strategy is the company’s global scalable business and technology infrastructure featuring multiple complementary applications and services, domain expertise in vertical markets, cost effective product engineering centers in India and China, a highly collaborative and fast product development process utilizing Agile methodologies, and a worldwide network of direct sales and channel operations. This strategy has helped CDC Software deliver innovative and industry-specific solutions to more than 6,000 customers worldwide within the manufacturing, distribution, transportation, retail, government, real estate, financial services, health care, and not-for-profit industries. For more information, please visit www.cdcsoftware.com.

About CDC Corporation

The CDC family of companies includes CDC Software (NASDAQ: CDCS) focused on enterprise software applications and services, CDC Global Services focused on IT consulting services, and outsourced R&D and application development, CDC Games focused on online games, and China.com, Inc. (HKGEM:8006) focused on portals for the greater China markets. For more information about CDC Corporation (NASDAQ: CHINA), please visit www.cdccorporation.net.

Cautionary Note Regarding Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, including statements relating to our expectations for completing these acquisitions and the terms thereof, if at all, our expectations regarding the potential benefits of acquiring these business, including potential synergies, our beliefs about the competitive and market position of these businesses, our beliefs regarding technology and products, and the integration thereof, our expectations regarding our ability to attain future expansion and success with these businesses’ customers and in the NFP/NGO market segment, our beliefs regarding the earnings accretive nature of these transactions, our beliefs regarding Q4 2009 performance and the reasons thereof, our beliefs, regarding our current and future competitive market position, our beliefs regarding the timing and availability for any products developed, our beliefs regarding company’s products, and other statements that are not historical fact, the achievement of which involve risks, uncertainties or assumptions. These statements are based on management’s current expectations and are subject to risks and uncertainties and changes in circumstances. There are important factors that could cause actual results to differ materially from those anticipated in the forward looking statements including, among others: the conditions of the SaaS and NFP/NGO markets, the ability of CDC Software and these businesses’ products to address the business requirements of the market, demand for and market acceptance of these businesses’ technology, as well as: (a) the ability to realize strategic objectives by taking advantage of market opportunities; (b) the ability to make changes in business strategy, development plans and product offerings to respond to the needs of current, new and potential customers, suppliers and strategic partners; (c) the effects of restructurings and rationalization of operations in our companies; (d) the ability to address technological changes and developments including the development and enhancement of products; (e) the ability to develop and market successful products and services; (f) the entry of new competitors and their technological advances; (g) the need to develop, integrate and deploy enterprise software applications to meet customer’s requirements; and (h) the possibility of development or deployment difficulties or delays; If any such risks or uncertainties materialize or if any of the assumptions proves incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make. Also, the results and benefits experienced by customers and users set forth in this press release may differ from those of other users and customers. Further information on risks or other factors that could cause results to differ is detailed in our filings or submissions with the United States Securities and Exchange Commission, and those of our ultimate parent company, CDC Corporation, located at www.sec.gov. All forward-looking statements included in this press release are based upon information available to management as of the date of the press release, and you are cautioned not to place undue reliance on any forward looking statements which speak only as of the date of this press release. The company assumes no obligation to update or alter the forward looking statements whether as a result of new information, future events or otherwise. Historical results are not indicative of future performance.